Exhibit 10.2

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), is dated as of February __, 2018, by and between DPW Holdings, Inc., a Delaware corporation (the “Company”), and Divine Capital Markets, LLC (the “Divine”).

RECITALS:

WHEREAS, the Company engaged Divine to act as placement agent in connection with the Company’s offering of units, with each such unit (collectively, the “Units”) consisting of 26,666 shares of Series C Preferred Stock and warrants to purchase 86,667 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”). For its services, Divine received, in addition to a 10.0% commission on the sale of each Unit and a 3.0% non-refundable expense allowance, warrants to purchase 2.1 Units sold at 120% of the Unit purchase price (the “Warrants”) in the form attached hereto as Exhibit A.

WHEREAS, the Company and Divine desire to enter into this Agreement, pursuant to which, among other things, Divine shall exchange the Warrants for 279,170 shares of Common Stock (“Exchange Shares”).

WHEREAS, the exchange of the Warrants for the Exchange Shares is being made in reliance upon the exemption from registration provided by Rule 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and Divine hereby agree as follows:

1.            Exchange of Warrants. On the date hereof, Divine shall, and the Company shall, pursuant to Rule 3(a)(9) of the Securities Act, exchange the Warrants for the Exchange Shares without the payment of any additional consideration (the “Exchange”), as follows:

(a)       Delivery. In exchange for the Warrants, the Company shall, on the later to occur of (i) the date hereof, and (ii) its receipt of the originally executed Warrants delivered to it by Divine, issue to Divine the Exchange Shares (the “Closing”). Promptly following the issuance of the Exchange Shares to Divine, the Warrants shall be cancelled and be of no further force or effect.

(b)       Mutual Release. Effective as of the time of consummation of the Exchange, each party hereto on behalf of itself and its affiliates (collectively, the “Releasing Parties”) hereby unconditionally release and forever discharge the other party hereto, including, but not limited to, all of such other party's present and former subsidiaries, affiliate companies, shareholders, officers, directors, employees, attorneys and agents, from any and all causes of action demands claims contracts, encumbrances, liabilities, obligations, expenses, losses, and rights of every nature and description, whether arising or pleaded in law or in equity, under contract, statute, tort or otherwise, whether known or unknown, whether accrued, potential, inchoate, liquidated, contingent or actual, asserted or that might have been asserted (“Claims”) which the Releasing Parties now have, have ever had or may hereafter have, accruing or arising contemporaneously with, or before the date hereof, based upon or arising out of the Warrants.

(c)       Other Documents. The Company and Divine shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2.            Representations and Warranties.

(a)       Divine Representations and Warranties. Divine hereby represents and warrants to the Company that, as of the date hereof, Divine is the sole record and beneficial owner of the Warrants and will transfer and deliver to the Company at the Closing valid title to the Warrants, free from preemptive or similar rights, taxes, liens, charges and other encumbrances.

(b)       Company Representations and Warranties. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement. The Exchange Shares and the issuance of the Exchange Shares have been duly authorized and upon issuance in accordance with the terms of this Agreement, the Exchange Shares will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. The Exchange Shares shall be issued with the restrictive legend prescribed by the Securities Act. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not result in a violation of the certificate of incorporation or other organizational documents of the Company.

3.            Miscellaneous.

(a)       Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

(b)       Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the Parties or the duly authorized representatives of the respective Parties.

(c)       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement, any document relating hereto or delivered in connection with the transactions contemplated hereby, any statement, certificate, or other instrument delivered by or on behalf of, or delivered to, any party hereto or thereto in connection with the transactions contemplated hereby or thereby, any breach of this Agreement or such other document, or the other transactions contemplated hereby or thereby may be brought only in the state courts of the State of New York located in New York City, or in the United States District Court for the Southern District of New York and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court if it has been duly served with process, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address sin effect for notice under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The Company and Divine waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

(d)       Assignment. This Agreement is not assignable except by operation of law.

(e)       Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, Divine and the Company have duly executed this Agreement as of the date first written above.

COMPANY

DPW HOLDINGS, INC.

By:
Name:	Milton C. Ault III
Title:	Chief Executive Officer

DIVINE

DIVINE CAPITAL MARKETS, LLC

By:
Name:
Title:

Exhibit A

PRIOR NOTE

Exhibit B

PRIOR WARRANT

Exhibit C-1, Exhibit C-2 and Exhibit C-3

EXCHANGE SHARES

Exhibit D

EXCHANGE WARRANT